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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                      LONE STAR INTERNATIONAL ENERGY, INC.

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             (Exact name of registrant as specified in its charter)

           NEVADA                  33-55254-07             87-0434288
(State or other jurisdiction       (Commission           (IRS Employer
      of incorporation)            File Number)        Identification No.)


                           200 PALO PINTO, SUITE 108
                            WEATHERFORD, TEXAS 76086
              (Address of principal executive offices) (Zip code)



Securities to be registered pursuant to Section 12(b)of the Act:



Securities to be registered pursuant to Section 12(g)of the Act:


                    Common Stock, par value $0.001 per share


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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.001 per share (the 'Common Stock'), of Lone Star International Energy, Inc., a Nevada corporation (the 'Registrant'). The Common Stock when issued for full payment is nonassessable. Each share of Common Stock is entitled to one vote on each matter submitted to a vote of shareholders, but carries no pre-emptive right to acquire additional securities of the Registrant, and no shareholder may cumulate votes for the election of directors of the Registrant.

ITEM 2. EXHIBITS.

3.1 Articles of Incorporation of the Company and amendments filed by the Secretary of State of Nevada (Previously filed as the same exhibit number with the Company's Annual Report on Form 10-KSB dated December 31, 1995 and incorporated herein by reference).


                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

LONE STAR INTERNATIONAL ENERGY, INC.
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(Registrant)

Date:     June 26, 1997                      /s/ C. E. Justice
                                             President (principal executive
                                             officer)

Date:     June 26, 1997                      /s/ Michael D. Herrington
                                             Chief Financial Officer, Treasurer
                                             (principal accounting officer)






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                               INDEX TO EXHIBITS



3.1 Articles of Incorporation of the Company and amendments filed by the Secretary of State of Nevada (Previously filed as the same exhibit number with the Company's Annual Report on Form 10-KSB dated December 31, 1995 and incorporated herein by reference).